Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001, of Verint Systems Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 12, 2020

VALOR PARENT LP By: Valor GP LLC Its: General Partner

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

VALOR BUYER LP By: Valor GP LLC Its: General Partner

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

VALOR GP LLC

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

VALOR BUYER GP LLC

By:	/s/ Jason Wright
Name:	Jason Wright
Title:	President

VALOR TOPCO LIMITED

By:	/s/ Mark Babbe
Name:	Mark Babbe
Title:	Director

APAX X GP CO. LIMITED

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director

By:	/s/ Mark Despres
Name:	Mark Despres
Title:	Company Secretary

APAX GUERNSEY (HOLDCO) PCC LIMITED acting in respect of its APAX X CELL

By:	/s/ Andrew Guille
Name:	Andrew Guille
Title:	Director

2